CONVERSION RIGHTS AGREEMENT

      CONVERSION RIGHTS AGREEMENT (this "AGREEMENT"), dated as of the 30th day of June 2004, between MARK BEATTY, an individual residing in Houston, Texas ("BEATTY"), and THOR SCHUELER, an individual residing in Houston, Texas ("SCHUELER")(Beatty and Schueler being herein referred to collectively as the "DOLPHIN SHAREHOLDERS"), and THE PROJECT GROUP, INC., a corporation organized under the laws of the State of Nevada (the "COMPANY").

                              W I T N E S S E T H :

      WHEREAS, pursuant to the Stock Purchase Agreement, dated June 30, 2004 (the "PURCHASE AGREEMENT"), between the Company and the Dolphin Shareholders, the Company purchased from the Dolphin Shareholders 100% of the issued and outstanding stock of Dolphin Knowledge, Inc. (the "PURCHASE TRANSACTION") in exchange consideration consisting of cash and 6,600,000 shares of common stock of the Company (the "STOCK CONSIDERATION SHARES");

      WHEREAS, certain founding shareholders (the "FOUNDERS") of the Company have a right to convert their existing shares of common stock into shares of Series A Preferred Stock (the "SERIES A PREFERRED SHARES") of the Company with the holders of Series A Preferred Shares having a right to convert the Series A Preferred Shares into a fixed percentage of the outstanding common stock of the Company over a specified period of time;

      WHEREAS, as a condition of the Purchase Transaction, and as provided in the Purchase Agreement, the Dolphin Shareholders are required to be granted rights substantially identical to the rights of the Founders to convert their shares of common stock into Series A Preferred Shares whereby the Dolphin Shareholders will have a right to convert the Stock Consideration Shares into shares of preferred stock, to be designated "Series C Preferred Stock" (the "SERIES C PREFERRED SHARES"), which are, in turn, convertible into shares of common stock of the Company representing, in the aggregate, nine percent (9%) of the common stock of the Company following conversion; such right to convert into Series C Preferred Shares to be exercisable only after a conversion by the Founders of shares of common stock into Series A Preferred Shares; and

      WHEREAS, it is a condition precedent to the Dolphin Shareholders' willingness to consummate the transactions contemplated by the Purchase Agreement shall have executed and delivered this Agreement;

      NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants, and agreements set forth herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby covenant and agree as follows:


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

      Section 1. Certain Defined Terms. Capitalized terms used and not otherwise defined in the body hereof are used herein as defined in the Purchase Agreement.

      Section 2. Series C Preferred Shares. On or before the date hereof, the Company's Board of Directors shall have adopted a resolution designating the terms, rights and preferences of the Series C Preferred Shares in the form attached hereto as Exhibit A. As soon as practicable after the date hereof, but not later than five (5) days after the date hereof, the Company shall make any such filings, and take any such further actions, as may be required to create and establish the Series C Preferred Shares in accordance with Nevada law.

      Section 3. Right to Convert Stock Consideration Shares into Series C Preferred Shares.

      (a) Commencing on the date of the first conversion of shares of common stock of the Founders into Series A Preferred Shares (the "CONVERSION TRIGGER DATE") and ending ninety (90) days after receipt of a Founder's Conversion Notice (as defined below)(the "CONVERSION TERM"), the Dolphin Shareholders will have the right to convert the Stock Consideration Shares into an aggregate of 6,600 Series C Preferred Shares (a "Conversion"). In the event that less than all of the Stock Consideration Shares are converted into Series C Preferred Shares, the number of Series C Preferred Shares issuable upon such Conversion shall be reduced pro rata.

      (b) In order to facilitate the rights of the Dolphin Shareholders hereunder, the Company shall provide prompt written notice (a "FOUNDER'S CONVERSION NOTICE") to the Dolphin Shareholders of any conversion by a Founder of shares of common stock into Series A Preferred Shares.

      (c) In order to exercise the Conversion right granted hereunder, the converting Dolphin Shareholder(s) shall give written notice (a "DOLPHIN SHAREHOLDER CONVERSION NOTICE") to the Company of his intent to convert the Stock Consideration Shares into Series C Preferred Shares. The Dolphin Shareholder Conversion Notice shall specify the number of Stock Consideration Shares to be converted and shall be accompanied by the stock certificate evidencing the Stock Consideration Shares to be converted, duly endorsed or accompanied by a duly endorsed stock power. Upon receipt of a proper Dolphin Shareholder Conversion Notice, the Company shall promptly cause certificates evidencing the Series C Preferred Shares issuable to be issued and delivered to the converting Dolphin Shareholder. A converting Dolphin Shareholder shall be deemed to be a rightful holder of the Series C Preferred Shares issuable upon conversion, and the Stock Consideration Shares so converted shall be deemed canceled, at such time as the Dolphin Shareholder shall have delivered a proper Dolphin Shareholder Conversion Notice without respect to the date on which certificates are issued and delivered evidencing the Series C Preferred Shares.


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

      (d) For purposes hereof, the Stock Consideration Shares shall be deemed to consist of any combination of 6,600,000 shares of common stock of the Company held by the Dolphin Shareholders, regardless of whether or not the shares in question were the shares issued pursuant to the Purchase Transaction.

      (e) Each Dolphin Shareholder may assign is rights hereunder, in part or in whole, in connection with a sale of the Stock Consideration Shares provided that
(i) no such assignment will be effective unless and until the applicable Dolphin Shareholder shall have notified the Company, in writing, of such assignment identifying the assignee and the number of Stock Consideration Shares assigned as to which the assigned right applies and acknowledging that the assigning Dolphin Shareholder's rights hereunder will be diminished accordingly, and (ii) such assignee agrees in writing to be bound by the terms of this Agreement.

      Section 4. Miscellaneous. The terms and provisions set forth in Article IX of the Purchase Agreement are incorporated in this Agreement by reference and made a part hereof mutatis mutandis.

                                          "COMPANY"

                                          THE PROJECT GROUP, INC.


                                          By:
                                             -----------------------------------
                                          Name: John Winchester
                                          Title:      Vice President


                                          "DOLPHIN SHAREHOLDERS"


                                          --------------------------------------
                                          Mark Beatty


                                          --------------------------------------
                                          Thor Schueler


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